Exhibit 99.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Form N-2 (No. 333-238518) of MidCap Financial Investment Corporation of our report dated May 19, 2022 relating to the March 31, 2022 financial statements and senior securities table, which appears in this Transiton Report on Form 10-K.

/s/ PricewaterhouseCoopers LLP
New York, New York
February 21, 2023